As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNITED BANCORPORATION OF ALABAMA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	63-0833573
(State of Incorporation)	(I.R.S. Employer Identification No.)

200 East Nashville Avenue
Atmore, Alabama 36502
(251) 368-2525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ROBERT R. JONES, III
President & Chief Executive Officer
P.O. Drawer 8
Atmore, Alabama 36504
Telephone: (251) 368-2525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

JAMES DALE SMITH, ESQ.
Armbrecht Jackson LLP
P.O. Box 290
Mobile, Alabama 36601
Telephone: (251) 405-1300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be		offering price per	aggregate offering	Amount of
registered	Amount to be registered	share (1)	price (1)	registration fee (1)

Class A Common Stock, $.01 par value	100,000 shares	$30.00	$3,000,000.00	$242.70

(1)	Pursuant to Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee and is based on the most recent sales price of $30.00 of Class A Common Stock reported to the Registrant for a sale on December 12, 2003

Exhibit Index Part II, Page 5

PROSPECTUS

UNITED BANCORPORATION OF ALABAMA, INC.
DIVIDEND REINVESTMENT PLAN
100,000 COMMON SHARES

     United Bancorporation of Alabama, Inc. (sometimes hereinafter “UBA”) is offering to holders of its Class A Common Stock (“Common Stock”) the opportunity to invest cash dividends in additional shares of UBA Common Stock under the Dividend Reinvestment Plan. Any holder of record of Common Stock is eligible to participate in the Plan. A participant in the Plan may purchase Common Stock by:

     • reinvesting cash dividends on all shares of Common Stock held by the participant; or

     • reinvesting a portion of the cash dividends on shares held by the participant, while continuing to receive cash dividends on the remainder.

     Participants will not pay brokerage commissions or fees for purchases of Common Stock under the Plan. United Bancorporation of Alabama, Inc. will bear the cost of administering the Plan.

     Common Stock purchased under the Plan may be purchased from UBA, or on the open market, or otherwise from sources other than UBA. Because there is a very limited trading market for the Common Stock, we expect that most or all of the shares purchased under the Plan will, at least initially, be purchased directly from UBA or in privately negotiated transactions from sources other than UBA. For shares purchased on the open market or from sources other than UBA, the purchase price will be the weighted average of the prices paid for the shares in all such purchases made on the applicable Investment Date (as defined in Question 10 of this Prospectus). For shares purchased from UBA directly, the purchase price per share will be the average of asked prices if asked prices are available. If asked prices are not available, the price will be determined by UBA based on information it deems relevant, including reported sales prices and any available independent evaluations.

     Shares of Common Stock are not listed on any stock exchanges, nor are they authorized for trading on Nasdaq.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person is authorized to give any information or make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained herein. If given or made, information or representations not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by United Bancorporation of Alabama, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of United Bancorporation of Alabama, Inc. or the facts herein set forth since the date hereof.

The date of this Prospectus is November 1, 2003.

UNITED BANCORPORATION OF ALABAMA, INC. AND UNITED BANK
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
USE OF PROCEEDS
DIVIDEND REINVESTMENT PLAN
PURPOSE
ADVANTAGES
ADMINISTRATION
PARTICIPATION
THE AUTHORIZATION CARD
JOINING THE PLAN
INVESTMENT DATE
PURCHASES OF COMMON STOCK UNDER THE PLAN
EXPENSES
FEDERAL TAX CONSEQUENCES
REPORTS TO PARTICIPANTS
DIVIDENDS ON FRACTIONS OF SHARES
CERTIFICATES FOR SHARES
WITHDRAWAL OF COMMON STOCK IN PLAN ACCOUNT
TERMINATION
OTHER INFORMATION
INDEMNIFICATION
LEGAL OPINION
EXPERTS
SIGNATURES
EXHIBIT INDEX
EX-5 Opinion/Consent of Armbrecht Jackson LLP
EX-23.2 Consent of Independent Auditors
EX-99.1 Letter to Stockholders
EX-99.3 Authorization Card

ii

UNITED BANCORPORATION OF ALABAMA, INC. AND UNITED BANK

     Incorporated in 1982 under the Delaware General Corporation Law, United Bancorporation of Alabama, Inc. is a one-bank holding company registered under the Bank Holding Company Act of 1956. Its principal subsidiary is United Bank, an Alabama-chartered commercial bank that began operations in 1982. The bank engages in a general commercial banking business in south Alabama. Our principal executive offices are located at 200 East Nashville Avenue, Atmore, Alabama, and our telephone number is (251) 368-2525.

WHERE YOU CAN FIND MORE INFORMATION

     United Bancorporation of Alabama, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act of 1934, United Bancorporation of Alabama, Inc. files reports, proxy statements, and other information with the Securities and Exchange Commission. The reports, proxy statements, and other information, and the Form S-3 Registration Statement referred to below may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy statements, information statements, and other information regarding issuers that, like United Bancorporation of Alabama, Inc., file electronically with the SEC. The address of that site is http://www.sec.gov.

     United Bancorporation of Alabama, Inc. will file with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 relating to the offer and sale of shares under the Dividend Reinvestment Plan. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by United Bancorporation of Alabama, Inc. are incorporated as of their respective dates in this prospectus by reference:

     (a) United Bancorporation of Alabama, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002,

     (b) United Bancorporation of Alabama, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003,

     (c) The description of the Registrant’s $.01 par value Class A common stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description, and

     (d) All other reports filed pursuant to Section 13, Section 14, or Section 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock under the Plan.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon oral or written request and at no charge, United Bancorporation of Alabama, Inc. will provide to each person, including any beneficial owner, to whom this Prospectus is delivered a copy of any or all of the documents described above under “Incorporation of Documents by Reference,” other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

United Bancorporation of Alabama, Inc. Post Office Drawer 8 Atmore, Alabama 36504

Attention: Assistant Secretary (251) 368-2525

USE OF PROCEEDS

     United Bancorporation of Alabama, Inc. has no reliable basis for estimating precisely the number of shares of Common Stock that ultimately may be sold under the Plan, the extent to which shares will be purchased directly from United Bancorporation of Alabama, Inc. rather than in the open market, or the prices at which shares will be sold. The net proceeds from any purchases of Common Stock directly from UBA under the Plan would provide funds that UBA expects would be used for general corporate purposes. Shares purchased in open market and private transactions will provide no proceeds to UBA. Because there is very limited trading in United Bancorporation of Alabama, Inc. Common Stock, UBA expects that, at least initially, all or almost all shares purchased under the Plan will be purchased directly from UBA or in private transactions rather than on the open market.

DIVIDEND REINVESTMENT PLAN

     United Bancorporation of Alabama, Inc.’s Dividend Reinvestment Plan, identified in this Prospectus as the “Plan”, is set forth below in question and answer format.

PURPOSE

1. What is the Plan’s purpose?

     The Plan is designed to promote long-term ownership by investors who are committed to building their UBA stock ownership over time. The Plan provides holders of record of Common Stock with a simple and convenient method to invest cash dividends in additional shares of Common Stock without paying brokerage commissions or fees.

ADVANTAGES

2. What are the Plan’s advantages?

     If you are an eligible shareholder of record and you wish to participate in the Plan, you may:

•	automatically reinvest all cash dividends on your shares of Common Stock, or

•	automatically reinvest cash dividends on a portion of your shares of Common Stock.

     You will pay no commissions or fees for purchases under the Plan. You can avoid the need for safekeeping of certificates for Common Stock credited to your Plan account. Periodic statements of your Plan account will provide simplified record keeping. Full investment of funds is possible under the Plan because fractions of common shares (computed to four decimal places) as well as whole common shares will be credited to your Plan account. Additionally, dividends will be paid both on whole shares and on fractional shares. Over time, reinvested dividends can have a compounding effect by earning dividends themselves.

ADMINISTRATION

3. Who administers the Plan for participants?

     Registrar and Transfer Company is UBA’s registrar and transfer agent, and it currently acts as Plan Administrator, maintaining records, sending statements of account to participants, and performing other duties under the Plan. UBA reserves the right to select a different Plan Administrator in the future. All correspondence concerning the Plan should be addressed to:

Registrar and Transfer Company Attn: Dividend Reinvestment Department 10 Commerce Drive Cranford, NJ 07016

     Participants who have questions about the Plan may also contact the Plan Administrator at 1-800-368-5948.

PARTICIPATION

4. Who is eligible to participate?

     If you are a holder of record of Common Stock, you are eligible to participate in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee), you must become a shareholder of record by having shares transferred into your name if you wish to participate in the Plan. UBA reserves the right to refuse to register or qualify its Common Stock or the offer or sale of the Common Stock in any state or jurisdiction if, in UBA’s sole judgment, the burden or costs of such registration or qualification are excessive. You will not be eligible to participate in the Plan if you reside in a state or jurisdiction in which it is unlawful for UBA to permit your participation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation.

5. How does an eligible shareholder participate?

     If you are a shareholder of record of shares of Common Stock, you may join the Plan at any time by completing and signing an Authorization Card and returning it to the Plan Administrator at the address provided in Question 3. Authorization Cards may be obtained at any time by a written request to the Plan Administrator at the address provided in Question 3 or by contacting the Assistant Secretary at (251) 368-2525. If shares are registered in more than one name (for example as joint tenants, trustees, etc.), all registered holders must sign. Shareholders who do not wish to participate in the Plan do not need to take any action, and they will continue to receive dividends when and as declared.

     If you return a properly executed Authorization Card to the Plan Administrator without electing an investment option, you will be deemed to have elected full reinvestment of all cash dividends paid on your Common Stock.

6. Is partial participation possible under the Plan?

     Yes. You may elect to have cash dividends on all of your shares reinvested. Instead of full reinvestment of all cash dividends, you may elect to have cash dividends on a portion of your shares of Common Stock reinvested, receiving the remainder of your cash dividends in cash.

THE AUTHORIZATION CARD

7. What does the Authorization Card provide?

     The Authorization Card allows each shareholder to decide his or her participation level in the Plan: full reinvestment of all cash dividends, or partial reinvestment of dividends on only a portion of his or her shares. By checking the appropriate box on the Authorization Card, a shareholder may choose among the following options:

     If the shareholder elects “FULL DIVIDEND REINVESTMENT,” all cash dividends on all shares of Common Stock registered in his or her name will be applied toward the purchase of additional shares of Common Stock.

OR

     If the shareholder elects “PARTIAL DIVIDEND REINVESTMENT,” meaning reinvestment of dividends on less than all of his or her shares, all cash dividends on the specified portion of his or her shares of Common Stock will be applied toward the purchase of additional shares. All cash dividends on the portion of his or her shares of Common Stock not specified for dividend reinvestment will continue to be paid to the shareholder in cash.

     Cash dividends payable on all shares of Common Stock held in your Plan account will be automatically reinvested in additional shares of Common Stock, unless you change or revoke the instructions on the Authorization Card in writing, or unless you terminate your participation in the Plan.

8. How may a participant change options under the Plan?

     You may change investment options under the Plan at any time by completing a new Authorization Card and returning it to the Plan Administrator. New Authorization Cards can be obtained upon request by following the procedures in Question 5.

JOINING THE PLAN

9. When may an eligible shareholder join the Plan?

     You may join the Plan at any time. If the Plan Administrator receives your Authorization Card at the address specified in Question 3 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating under the Plan will begin with that dividend payment date. If the Plan Administrator receives your Authorization Card after the record date for a dividend payment, reinvestment of dividends will begin with the dividend payment date after the next record date.

     Dividend record dates for Common Stock have generally been in June and December and the related payment dates have generally been in early July and January.

     The Plan does not represent a change in UBA’s dividend policy, nor does it represent a guarantee of future dividends. Future dividends will continue to be determined by the Board of Directors based upon UBA’s earnings, financial condition, and other factors.

INVESTMENT DATE

10. What is the Investment Date?

     “Investment Date” means the date on which dividends are paid.

PURCHASES OF COMMON STOCK UNDER THE PLAN

11. What is the source of Common Stock purchased under the Plan?

     In UBA’s discretion, Common Stock purchased under the Plan with reinvested dividends may be purchased directly from UBA, or on the open market, or otherwise from sources other than UBA. The Plan Administrator may use reinvested dividends to acquire newly issued shares if available for the account of Plan participants. Shares of Common Stock may also be purchased in the open market or in negotiated transactions. In its sole discretion, UBA reserves the right to cease making newly issued shares available for purchases under the Plan and to resume making newly issued shares available at any time.

     There is no established market for Common Stock. The stock is traded very infrequently. Shares of Common Stock are not listed on any stock exchanges, nor are they authorized for trading on Nasdaq. Thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and actively traded on an exchange or Nasdaq. Because the market for UBA Common Stock is illiquid, UBA expects that, at least initially, all or almost all shares purchased under the Plan will be purchased directly from UBA or in privately negotiated transactions from sources other than UBA, rather than on the open market.

     UBA currently does not intend to seek listing of the Common Stock on a securities exchange and does not intend to seek authorization for trading of the shares on Nasdaq. Even if UBA does successfully list the Common Stock on a securities exchange or obtain Nasdaq trading authorization, we nevertheless could not assure you that an organized public market for Common Stock will develop.

12. What will be the price of Common Stock purchased under the Plan?

     For shares purchased on the open market or from sources other than UBA, the purchase price will be the weighted average of the prices paid for the Common Stock shares in all such purchases. For shares purchased directly from UBA, the purchase price per share will be the average of asked prices if asked prices are available. If asked prices are not available, the price for shares will be determined by UBA based on information it deems relevant, including reported sale prices and any available independent evaluations.

13. When will purchases be made?

     Purchases of stock directly from UBA will be made on the applicable Investment Date or as soon thereafter as is practicable. Purchases of Common Stock from sources other than UBA will begin within 30 days prior to the applicable Investment Date, continuing over the period determined appropriate under the circumstances by UBA, but concluding in all events within 30 days after the applicable Investment Date. Securities and Exchange Commission rules could require UBA to change these anticipated investment dates or to temporarily suspend or defer purchase of shares.

14. Will interest be paid on funds pending investment or reinvestment?

     No. Interest will not be paid on dividends held pending investment.

15. How many shares of Common Stock will be purchased for a participant?

     The number of shares of Common Stock to be purchased depends on the amount of your reinvested dividend and the purchase price of the Common Stock at the time. Your Plan account will be credited with that number of shares of Common Stock, including fractions computed to four decimal places, equal to your total amount to be reinvested divided by the purchase price per Common Share.

16. What will UBA do with the proceeds raised through the Plan with reinvested dividends?

     If the additional shares of Common Stock are purchased directly from UBA, UBA will use the additional funds for general corporate purposes. See “Use of Proceeds” above.

EXPENSES

17. What are the expenses to participants in the Plan?

     All costs of administration of the Plan will be paid by UBA. You will not pay brokerage fees or commissions for your purchase of Common Stock under the Plan. However, you might be charged with expenses if you withdraw shares held under the Plan or if you terminate participation in the Plan. Certain expenses may be incurred if you receive a cash payment for a fraction of a common share credited to your Plan account when you withdraw Common Stock credited to your Plan account or when you terminate your participation in the Plan. Please see Question 27 for more information.

FEDERAL TAX CONSEQUENCES

18. What are the Federal income tax consequences of participation in the Plan?

     In general, a shareholder who participates in the Plan will have the same Federal income tax consequences for cash dividends payable on Common Stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, you will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable on all of your stock, including shares registered in your name and shares credited to your Plan account. This is true even if you do not actually receive the cash dividends, but rather have them applied through reinvestment to the purchase of additional shares of Common Stock under the Plan. Commissions and brokerage fees, if any, paid by UBA for purchases on the open market or from sources other than UBA will be taxable income to you in an amount equal to your pro rata share of the commissions and fees. Your pro rata share of commissions and fees will be reported as ordinary dividend income for the calendar year.

     The tax basis of shares of Common Stock purchased from UBA with cash dividends will be the amount of the cash dividends. For shares purchased from sources other than UBA, your tax basis will be the purchase price of the shares plus your pro rata share of commissions or brokerage fees paid by UBA, if any. The holding period for shares purchased with reinvested dividends will begin on the date after the date on which the shares are purchased and credited to your Plan account, regardless of the source of purchase.

     You will not realize any Federal taxable income when you receive certificates for whole shares of Common Stock credited to your Plan account, either when you withdraw some or all of the shares credited to your Plan account or when you terminate your participation in the Plan. However, if you receive a cash payment for a fractional share of Common Stock credited to your Plan account when you withdraw shares from the Plan or when you terminate your participation in the Plan, you will realize a gain or loss for the fractional share of Common Stock. You will also realize a gain or loss if you sell whole shares of Common Stock after withdrawal of the shares from the Plan account or after termination of your participation in the Plan. The amount of the gain or loss will be the difference between the amount you receive for full or fractional shares of Common Stock and the tax basis of the shares. The gain or loss will be a capital gain or loss if the shares constitute capital assets in your hands.

     You should consult your own tax advisors to determine the particular Federal, state, local, and foreign tax consequences that may result from your participation in the Plan and the subsequent sale or other disposition of Common Stock under the Plan. Participants’ tax consequences may vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

19. What kind of reports will be sent to participants?

     You will receive a statement of account as promptly as practicable after each purchase of Common Stock for your Plan account. The statements are a record of the date and cost of purchase. You should retain your account statements for income tax purposes. You will also receive reports, proxy statements, and other communications sent to holders of UBA Common Stock generally. Lastly, you will receive annually Internal Revenue Service information on Form 1099 for reporting dividend income received.

DIVIDENDS ON FRACTIONS OF SHARES

20. Will participants be credited with dividends on fractions of shares?

     Yes. Dividends on fractional and whole shares will be reinvested.

CERTIFICATES FOR SHARES

21. Will certificates be issued for shares of Common Stock purchased?

     No. Shares of Common Stock credited to your Plan account will be held in the name of UBA or its nominee. The number of shares credited to your account under the Plan will be shown on your statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for whole shares will be issued to you if you withdraw shares from your Plan account or if you terminate your participation in the Plan, subject to payment of a fee, currently $10.00 for each certificate issued.

     Shares of Common Stock credited to your account under the Plan may not be pledged or assigned, and any attempted pledge or assignment is void. If you wish to pledge or assign any shares credited to your Plan account, you must first withdraw the shares from the Plan account.

     Certificates for fractions of shares will not be issued under any circumstances.

22. In whose name will certificates be registered when issued to participants?

     Each account under the Plan will be maintained in the name as shown on the Authorization Card. Certificates for whole shares of Common Stock will be similarly registered when issued.

23. May a participant add shares to his or her account by transferring stock certificates that the participant possesses?

     Yes. For safekeeping, you may deposit certificates representing shares with the Plan Administrator, but it is not necessary to do so in order to reinvest dividends payable with respect to shares of Common Stock represented by the certificates. Certificates must be presented in transferable form and must be accompanied by a written request that the certificates be held for your account.

WITHDRAWAL OF COMMON STOCK IN PLAN ACCOUNT

24. How may Common Stock be withdrawn from the Plan account?

     Certificates representing shares credited to your Plan account may be withdrawn by notifying the Plan Administrator in writing (1) specifying the number of shares to be withdrawn and (2) paying a fee for each certificate requested, currently $10.00 (the fee will be subject to adjustment from time to time). Certificates for whole shares of Common Stock withdrawn will be issued to and registered in your name. Cash will be paid in lieu of fractional shares based on the price for shares as of the most recent Investment Date.

25. Will dividends on Common Stock withdrawn from the Plan account continue to be reinvested?

     If you elected “Full Dividend Reinvestment,” cash dividends paid on shares withdrawn from your Plan account will continue to be reinvested. However, if cash dividends on only a portion of the shares registered in your name are being reinvested, the Plan Administrator will continue to reinvest dividends solely on the shares you specified on the Authorization Card (together with any other shares acquired under the Plan and not withdrawn), unless you deliver a new Authorization Card specifying a different number of shares.

26. May a participant request that shares held in his or her account be sold upon termination of participation?

     No. If you terminate your participation in the Plan, you must make your own arrangements to sell your shares after you receive a certificate for the number of whole shares in your account.

TERMINATION

27. How does a participant terminate participation under the Plan?

     To terminate your participation in the Plan, you must notify the Plan Administrator in writing that you wish to terminate. Notice of termination must be accompanied by a termination fee payable to the Plan Administrator, which fee is subject to adjustment from time to time. Your termination notice should be addressed to the Plan Administrator at the address given in Question 3. Your termination notice will be effective only when received by the Plan Administrator. If you voluntarily terminate your participation in the Plan, a certificate for whole shares of Common Stock credited to your Plan account will be issued to you, and a cash payment will be made to you for any fractional share of Common Stock held in your Plan account.

28. When may a participant withdraw Common Stock from his or her Plan account?

     You may withdraw shares of Common Stock credited to your Plan account or terminate your participation in the Plan at any time. If your request to withdraw or terminate is received by the Plan Administrator before a dividend record date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If your request to withdraw or terminate is received by the Plan Administrator after the record date for a dividend payment, the withdrawal or termination may not be processed until shares purchased with the dividends paid for such record date have first been credited to your account. Any optional cash payment received before the request for withdrawal or termination will be reinvested, unless (1) you request return of the optional cash payment at the time you request withdrawal or termination, and (2) your request is received at least two business days before the next Investment Date. All subsequent dividends will be paid to you in cash unless you re-enroll in the Plan. UBA reserves the right, in its sole discretion, to terminate the Plan or any participant’s account at any time.

29. May a participant re-enroll in the Plan after having previously withdrawn from the Plan?

     Yes. Generally, you may elect to re-enroll in the Plan at any time simply by following the same procedures described in the answer to Question 5. However, UBA reserves the right to reject any Authorization Card from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. UBA desires to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

OTHER INFORMATION

30. What happens when a participant sells or transfers shares registered in his or her name?

     If you sell or transfer all shares of Common Stock registered in your name, that will be deemed to constitute termination of your participation in the Plan. A certificate for whole shares will be issued to you, and cash will be paid in lieu of any fractional shares held in your Plan account. It will be your responsibility to deliver the certificate to the new owner. Once the new owner becomes a shareholder of record, the new owner may enroll in the Plan. If you sell a portion of your shares, the Plan Administrator will continue to reinvest cash dividends solely on the portion of the shares of Common Stock credited to your Plan account and not sold.

31. What happens if UBA issues a stock dividend or declares a stock split?

     Any dividend payable in shares of Common Stock and any split shares distributed by UBA on Common Stock credited to your Plan account will be added to your account. Any dividend payable in shares of Common Stock and any split shares distributed by UBA on Common Stock not held in your Plan account will be transmitted directly to you in the same manner as to shareholders not participating in the Plan.

32. How will Common Stock credited to a participant’s Plan account be voted at shareholders’ meetings?

     For each meeting of shareholders, a participant will receive proxy material enabling the participant to vote shares registered in his or her name directly and shares credited to his or her Plan account. If you choose to do so, you may vote your shares of Common Stock in person at shareholders’ meetings.

33. What are UBA’s responsibilities under the Plan?

     UBA and the Plan Administrator shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan, nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. UBA and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability (1) arising out of failure to terminate a participant’s Plan account upon the participant’s death or incompetence before UBA or the Plan Administrator receives written notice of the participant’s death or incompetence, (2) with respect to the prices at which shares are purchased for a participant’s account, (3) with respect to the times when such purchases or sales are made, or (4) with respect to any fluctuation in market value of UBA’s Common Stock.

     You should recognize that UBA and the Plan Administrator cannot assure the participant a profit or protect the participant against a loss on the shares of Common Stock purchased under the Plan.

34. May the Plan be changed or discontinued?

     Yes. UBA may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by a participant unless, before the effective date of any such amendment as set forth in the notice, the Plan Administrator receives written notice of termination of the participant’s account. If the Plan terminates, any uninvested optional cash payments will be returned, certificates for whole common shares credited to a participant’s account under the Plan will be issued, and a cash payment will be made for any fraction of a share of Common Stock credited to a participant’s account.

35. Where will notices to a participant be sent?

     All notices to a participant will be addressed to the participant at the last address of record with UBA. If your address changes, please notify the Plan Administrator in writing at the address set forth in Question 3.

36. What is sufficient notice to a participant?

     Any notice or certificate required to be given to you under the Plan must be in writing and will be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to you at your address as it shall last appear on UBA’s records.

37. What law governs the Plan?

     The terms and conditions of the Plan and Plan operations are governed by and construed in accordance with the laws of the State of Alabama and the rules and regulations of the SEC, as they may be amended from time to time.

38. Who interprets the Plan?

     UBA reserves the sole right to interpret the Plan as may be necessary or desirable.

39. What if the Plan Administrator cannot make market purchases?

     If UBA decides not to make newly issued shares available for purchase under the Plan, or if applicable law or the closing of securities markets requires the temporary curtailment or suspension of market purchases of Common Stock under the Plan, neither UBA nor the Plan Administrator will be accountable for its inability to make purchases at such times. If Common Stock is not available for purchase for a period exceeding 90 days, the Plan Administrator will promptly mail to the participant a check payable to the order of the participant in the amount of any funds not applied in the participant’s Plan account, without interest.

INDEMNIFICATION

     UBA’s Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that UBA shall indemnify its of officers and directors in certain circumstances, including indemnification for liabilities arising under the Securities Act of 1933. The indemnification rights set forth in the Certificate of Incorporation and the Delaware General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of UBA’s directors’ and officers’ liability insurance policy, UBA’s directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling UBA, UBA has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL OPINION

     The validity of the Common Stock offered hereby has been passed upon for UBA by Armbrecht Jackson LLP, 63 South Royal Street, Suite 1300, Mobile, Alabama 36602.

EXPERTS

     The consolidated financial statements of United Bancorporation of Alabama, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be incurred in connection with the issuance and distribution of the shares of common stock being offered hereby payable by the Registrant are estimated as follows:

SEC Registration Fee	$242.70
Printing and Engraving Costs*	$2,200.00
Fees and Expenses of Counsel*	$6,000.00
Accounting Fees and Expenses*	$7,000.00
Miscellaneous*	$2,000.00

Total	$17,442.70

* estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation (the “Certificate”) of the Registrant contains a provision which eliminates the liability of a director to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

     The Certificate further provides that the Registrant shall indemnify any person who was or is a party to any civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the Delaware General Corporation Law, upon such determination having been made as to his good faith and conduct as required by said Delaware General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

     In addition to the Certificate of the Registrant, Section 145(c) of the Delaware General Corporation Act requires the Registrant to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above which has arisen prior to July 1, 1997. The Delaware General Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

ITEM 16. EXHIBITS

     The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atmore, State of Alabama, on December 23, 2003.

UNITED BANCORPORATION OF ALABAMA, INC.

Registrant

By:	/s/ Robert R. Jones, III

Robert R. Jones, III President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Jones, III, H. Leon Esneul, William J. Justice, David D. Swift, and Mitchell D. Staples, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert R. Jones, III Robert R. Jones, III	President, Chief Executive Officer, Director (Principal Executive Officer)	December 23, 2003

/s/ Mitchell D. Staples Mitchell D. Staples	Treasurer (Principal Financial and Accounting Officer)	December 23, 2003

/s/ H. Leon Esneul H. Leon Esneul	Director	December 23, 2003

/s/ David D. Swift David D. Swift	Director	December 23, 2003

/s/ William J. Justice William J. Justice	Director	December 23, 2003

Signature	Title	Date
/s/ Dale M. Ash Dale M. Ash	Director	December 23, 2003

/s/ William C. Grissett William C. Grissett	Director	December 23, 2003

/s/ L. Walter Crim L. Walter Crim	Director	December 23, 2003

EXHIBIT INDEX

Exhibit No.	Description

4	Specimen Stock Certificate (incorporated by reference to Exhibit 3 to the registration statement on Form 8-A filed by the Registrant on April 30, 1999)

5	Opinion and consent of Armbrecht Jackson LLP with respect to legality of securities registered

23.1	Consent of Armbrecht Jackson LLP (included in Exhibit 5)

23.2	Consent of Independent Auditors

24	Power of Attorney (included with signature page in Part II of this Registration Statement)

99.1	Letter to Stockholders

99.2	Dividend Reinvestment Plan (contained as part of the Prospectus)

99.3	Authorization Card